SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): March 19, 2002

                               Levi Strauss & Co.
             (Exact name of registrant as specified in its charter)


       DELAWARE                       333-36234                   94-0905160
(State of Incorporation)       (Commission File Number)         (IRS Employer
                                                          Identification Number)

          1155 Battery Street
       San Francisco, California                                    94111
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (415) 501-6000

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Attached hereto as Exhibit 99 is a copy of Levi Strauss & Co.'s press release dated March 19, 2002 titled "Levi Strauss & Co. Announces First-Quarter 2002 Financial Results."

ITEM 7.  EXHIBIT.

99        Press Release dated March 19, 2002.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 19, 2002

                                 LEVI STRAUSS & CO.


                                 By /s/ William B. Chiasson
                                        -------------------
                                        William B. Chiasson
                                        Title:  Senior Vice President and
                                                Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number                   Description
--------------                   -----------

99       Press Release dated March 16, 2002

                                                                      Exhibit 99

    LEVI                            1155 Battery Street, San Francisco, CA 94111
STRAUSS
   & Co.
  NEWS                              Investor Contact: Christine Greany
                                                      Tidal Communications, Inc.
                                                      (203) 866-4401
For immediate release
---------------------
                                    Media Contact:    Linda Butler
                                                      Levi Strauss & Co.
                                                      (415) 501-3317


        LEVI STRAUSS & CO. ANNOUNCES FIRST-QUARTER 2002 FINANCIAL RESULTS

SAN FRANCISCO (March 19, 2002) - Levi Strauss & Co. today announced financial results for the first fiscal quarter ended February 24, 2002. The company continued to make progress in its business turnaround, achieving sales results in line with its expectations, delivering strong margins and enhancing its overall competitiveness.

First-quarter net sales declined 6 percent to $935 million compared to $996 million in the first quarter of 2001. Had currency rates remained constant at 2001 levels, net sales would have declined approximately 4 percent for the period.

"We've had a good start," said chief executive officer Phil Marineau. "We hit the first-quarter operational and financial goals that we set for ourselves. The turnaround is on track. We're seeing growth in Europe and portions of our Asia Pacific business, and continued improvement in our U.S. volumes. We still anticipate some bumps in the road over the coming months, but we expect to stabilize sales worldwide by the end of the year, while continuing to deliver strong performance on our other financial measures."

First-quarter gross profit was $399 million, or 42.6 percent of sales, versus $440 million, or 44.2 percent of sales, in the comparable period of 2001. The 2001 figures include a reversal of workers' compensation accruals of $8 million. Excluding this adjustment, 2001 gross profit would have been $432 million and gross margin would have been 43.4 percent.

                                     -more-

LS&CO. Q1/Add One
March 19, 2002

Operating income for the quarter decreased 13 percent to $106 million compared to $121 million in the first quarter of 2001. Excluding last year's reversal of workers' compensation accruals, operating income would have been $113 million in the first quarter of 2001, reflecting a year-over-year decline of 6 percent.

EBITDA, which the company defines as operating income excluding depreciation and amortization, decreased 13 percent to $124 million versus $142 million in the first quarter of 2001. EBITDA margin was 13.3 percent compared to 14.2 percent last year. Excluding last year's reversal of workers' compensation accruals, EBITDA would have been $134 million in 2001, reflecting a year-over-year decline of 7 percent. EBITDA margin would have been 13.4 percent in 2001.

First-quarter net income rose 47 percent to $44 million from $30 million in the first quarter of 2001. The increase is primarily attributable to lower interest expense and gains from the company's foreign exchange and interest rate management activities.

Marineau continued, "We have strong product news for the spring season that's now under way. In the Levi's(R) brand, jeans with vintage-inspired finishes and stretch fabrics for women are performing well throughout the world. We're seeing excellent rates of sale in the U.S. for Levi's(R) Flyweight jeans for men, which were featured in our Super Bowl ad, `Crazy Legs.' And in the Dockers(R) brand, consumers are responding well to the Mobile(TM) Pant and new styles of Capri pants."

As of February 24, 2002, total debt stood at $1.96 billion, virtually unchanged from the fiscal year ended November 25, 2001.

                                     -more-

LS&CO. Q1/Add Two
March 19, 2002

Bill Chiasson, chief financial officer, stated, "Our flexible cost structure continues to serve us well. First-quarter gross margins and EBITDA margins came in above our full-year target range, and we continued to reduce operating expenses. Additionally, we ended the first quarter with healthy inventory levels and strong cash flow from operations."

Levi Strauss & Co. is one of the world's leading branded apparel companies, marketing its products in more than 100 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi's(R) and Dockers(R) brands.

The company's first-quarter investor conference call, featuring Philip Marineau, chief executive officer; Bill Chiasson, chief financial officer; and Joe Maurer, treasurer, will be available through a live audio Webcast at www.levistrauss.com on March 19, 2002 at 10 a.m. EST. A replay is available on the Web site the same day beginning at approximately 1 p.m. EST and will remain until April 2, 2002. A telephone replay also is available at (706) 645-9291, ID #2997846 from approximately 1 p.m. EST through March 26, 2002.

This news release includes forward-looking statements about sales performance and trends; debt repayment and liquidity; gross margins and EBITDA margins; inventory position and management; product innovation and new product development in our brands; expense levels including overhead and advertising expense; marketing and advertising initiatives; and other matters. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. When used in this discussion, the words "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words.

These forward-looking statements and the discussion are subject to risks and uncertainties including, without limitation, risks related to the impact of changing domestic and international retail environments; changes in the level of consumer spending or preferences in apparel; dependence on key distribution channels, customers and suppliers; competitive products; changing fashion trends; our supply chain executional performance; the effectiveness of our promotion and marketing funding programs with retailers; ongoing competitive pressures in the apparel industry; trade restrictions; consumer and customer reactions to new products and retailers; political or financial instability in countries where our products are manufactured; and other risks detailed in our annual report on Form 10-K, registration statements and other filings with the Securities and Exchange Commission. Our actual results might differ materially from historical performance or current expectations. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###



                               LEVI STRAUSS & CO.

                        CONSOLIDATED STATEMENTS OF INCOME
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                       Three Months Ended
                                                                    Feb. 24,      Feb. 25,
                                                                    --------      --------
                                                                      2002           2001
                                                                      ----           ----

Net sales........................................................     $935,285      $996,382
Cost of goods sold...............................................      536,701       556,449
                                                                      --------      --------
   Gross profit..................................................      398,584       439,933
Marketing, general and administrative expenses...................      298,935       326,095
Other operating (income).........................................       (6,113)       (7,174)
                                                                      --------      --------
   Operating income..............................................      105,762       121,012
Interest expense.................................................       48,023        69,205
Other (income) expense, net......................................      (11,465)        4,868
                                                                      --------      --------
   Income before taxes...........................................       69,204        46,939
Income tax expense...............................................       25,606        17,367
                                                                      --------      --------
   Net income....................................................     $ 43,598      $ 29,572
                                                                      ========      ========

    EBITDA margin................................................         13.3%         14.2%
                                                                         =====         =====


                               NET SALES BY REGION
                                  (in millions)
                                   (Unaudited)

                                         Three Months Ended
                                         ------------------
Net Sales                        Feb. 24,     Feb. 25,     Percent
---------                        --------     --------     -------
                                   2002         2001        Change
                                   ----         ----        ------

Americas                           $601.3       $662.2       (9.2%)
Europe                              260.6        257.3        1.3%
Asia                                 73.3         76.9       (4.7%)

Total Company                      $935.3       $996.4       (6.1%)


                                          Three Months Ended
                                          ------------------
Net Sales at Prior- Year         Feb. 24,     Feb. 25,      Percent
Currency Exchange Rates          --------     --------      -------
                                   2002          2001        Change
                                   ----          ----        ------
                                (Restated)
                                ----------


Americas                           $602.4       $662.2       (9.0%)
Europe                              271.8        257.3        5.6%
Asia                                 79.4         76.9        3.3%

Total Company                      $953.5       $996.4       (4.3%)







                               LEVI STRAUSS & CO.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                                      February 24,    November 25,
                                                                                      ------------    ------------
                                                                                         2002             2001
                                                                                         ----             ----
                                                                                      (Unaudited)
ASSETS
------

Cash and cash equivalents............................................................   $  112,365     $  102,831
Restricted cash   ...................................................................       42,954           -
Trade receivables, net...............................................................      573,908        621,224
Total inventories ...................................................................      603,726        610,177
Property, plant and equipment, net. .................................................      495,108        514,711
Other assets ........................................................................    1,110,597      1,134,543
                                                                                        ----------     ----------
                  Total Assets.......................................................   $2,938,658     $2,983,486
                                                                                        ==========     ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current maturities of long-term debt and short-term borrowings.......................   $  106,577     $  162,944
Accounts payable.....................................................................      179,999        234,199
Restructuring reserves...............................................................       36,789         45,220
Long-term debt, less current maturities..............................................    1,853,971      1,795,489
Long-term employee related benefits..................................................      397,742        384,751
Postretirement medical benefits......................................................      545,943        544,476
Other liabilities....................................................................      715,745        752,350
                                                                                        ----------     ----------
                  Total liabilities..................................................    3,836,766      3,919,429
                                                                                        ----------     ----------
                  Total stockholders' deficit........................................     (898,108)      (935,943)
                                                                                        ----------     ----------
                  Total Liabilities and Stockholders' Deficit........................   $2,938,658     $2,983,486
                                                                                        ==========     ==========
